EXHIBIT 99.1

CERTIFICATION

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), Joel A. Ronning, Chief Executive Officer of Digital River, Inc. (the “Company”), and Carter D. Hicks, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.               The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2002 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.               The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and the results of operations of the Company for the period covered by the Periodic Report.

Dated:	November 13, 2002

		By:	/s/ JOEL A.RONNING
Joel A. Ronning
Chief Executive Officer

		By:	/s/ CARTER D. HICKS
Carter D. Hicks
Chief Financial Officer

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